EXHIBIT 10.2
NONCOMPETITION AGREEMENT
     THIS NONCOMPETITION AGREEMENT, dated as of February 15, 2008 (this “Agreement”), is by and among I-Flow Corporation, a Delaware corporation (the “Parent”), AcryMed Incorporated, an Oregon corporation and wholly owned subsidiary of the Parent (the “Company”), and Jack D. McMaken, a natural person (“Stockholder”).
RECITALS
     WHEREAS, the Parent, the Company and Stockholder are parties to an Agreement and Plan of Merger dated as of February 2, 2008 (the “Merger Agreement”); and
     WHEREAS, in accordance with the Merger Agreement and as a material part of the consideration to be given by Stockholder in connection with the Merger, Stockholder is entering into this Agreement with the Parent and the Company wherein Stockholder agrees not to compete with the Parent or the Company as described herein.
     NOW, THEREFORE, in consideration of the recitals set forth above and the covenants, representations and warranties contained in this Agreement, and for good and valuable consideration, the receipt and adequacy of which are acknowledged by the parties, the parties agree as follows.
AGREEMENT
     1. DEFINITIONS.
     Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For the purposes of this Agreement, the following terms shall have the meanings ascribed to them below:
          (a) “Business” shall mean the business or pursuit of developing, licensing, manufacturing or distribution of technologies or products in the Company’s current fields of technology development or exploitation except for the benefit of the Parent, the Company and their respective affiliates, successors and assigns.
          (b) “Covenant Term” shall mean a period beginning on the Closing Date (as defined in the Merger Agreement) and ending four (4) years thereafter.
          (c) “Control” shall mean ownership of 5% or more of the equity securities of any corporation, partnership or joint venture, or such other instances when control in fact exists.
          (d) “Covenant Territory” shall mean the entire world due to the global nature of the Business.
     2. CONSIDERATION. In consideration of compliance with the covenants set forth herein, the Parent shall, at the Closing, deposit the sum of One Million Dollars ($1,000,000) in an interest-bearing escrow account. Provided Stockholder complies with the covenants set forth in this Agreement, and subject to Section 7.3(d) of the Merger

Agreement, Stockholder shall be entitled to receive from the escrow account, the following amounts on the designated dates: (i) Five Hundred Thousand Dollars ($500,000) plus all interest then accrued in the escrow account (less any loss with respect thereto and the Stockholder’s portion of the escrow agent’s fees) on the second anniversary of the Closing Date, (ii) Two Hundred Fifty Thousand Dollars ($250,000) plus all interest then accrued in the escrow account (less any loss with respect thereto and the Stockholder’s portion of the escrow agent’s fees) on the third anniversary of the Closing Date and (iii) the entire balance then remaining in the escrow account (less any loss with respect thereto and the Stockholder’s portion of the escrow agent’s fees) (i.e., Two Hundred Fifty Thousand Dollars ($250,000) plus all interest then accrued in the escrow account (less any loss with respect thereto and the Stockholder’s portion of the escrow agent’s fees) ) on the fourth anniversary of the Closing Date. Disbursements from the escrow account shall be made pursuant to the Escrow Agreement of even date herewith entered into among the Parent, Stockholder and Citibank, N.A., as escrow agent, substantially in the form attached hereto as Exhibit A (and including revisions thereto requested by the escrow agent and agreed to by the Stockholder and the Parent).
     3. NONCOMPETITION.
          (a) Stockholder shall not, at any time during the Covenant Term, directly or indirectly, invest in (other than as a passive investor holding less than five percent (5%) of the outstanding voting or nonvoting securities of a publicly traded entity), engage in or be associated with, as an employee, consultant, agent, director, stockholder, partner, financial backer or otherwise, the ownership or operation of any enterprise operating or proposing to operate in the Business (excluding any ownership interest Stockholder has or may have in the Parent).
          (b) Stockholder shall not, at any time during the Covenant Term, directly or indirectly, nor will any person, corporation, firm, partnership or other entity over which Stockholder exercises Control (whether as an officer, director, individual proprietor, control stockholder, consultant, partner or otherwise), (i) solicit, recruit or hire away from employment by the Parent or the Company, any person who is employed on the date hereof or during the Covenant Term by any of them, or (ii) solicit any person or entity to terminate or modify such person’s contractual and/or business relationship with the Parent or the Company.
          (c) Stockholder shall not, at any time during the Covenant Term, directly or indirectly, nor will any person, corporation, firm, partnership or other entity over which Stockholder exercises Control (whether as an officer, director, individual proprietor, control stockholder, consultant, partner or otherwise), solicit, recruit or encourage any current or future customer (including any distributor, sales agent or sales representative) or licensee of the Parent or the Company to cease doing business in whole or in part with the Parent or the Company with respect to the Business, or to reduce, modify, divert or otherwise interfere with or impair the business relating to the Business between such customer or licensee and the Parent or the Company.
     4. REASONABLENESS OF COVENANTS. Stockholder acknowledges that the Parent and the Company are involved in the Business in the Covenant Territory. Stockholder further recognizes and acknowledges that these covenants not to compete are necessary in order to protect and maintain the proprietary interests and other legitimate business interests of the

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Parent and the Company in the Business acquired under the Merger Agreement and are reasonable in all respects. The noncompetition obligations set forth herein constitute a covenant not to compete under the internal laws of the State of California.
     5. SEPARATE COVENANTS. This Agreement shall be deemed to consist of a series of separate covenants, one for each line of business activity included within the Business as it may be conducted by the Parent or the Company on or after the date hereof, and each city, county, state, country, market area, business area or other region included within the Covenant Territory, for each year. The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed.
     6. PARTIAL INVALIDITY. It is the intention of the parties hereto that the covenants contained herein shall be fully enforceable as set forth herein. If, in any judicial proceeding, a court or other tribunal of competent jurisdiction shall refuse to enforce or declare void or invalid any of the provisions or covenants, or any part thereof, of this Agreement, as applied to any party or to any circumstances, such invalid or unenforceable provision or covenant shall in no way affect any other provision or covenant of this Agreement, the application of such provision or covenant in other circumstances, or the validity or enforceability of this Agreement. If any provision or covenant, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby or for any other reason, the parties agree that the court making such determination shall have the power and is hereby asked to reduce the duration and/or area of such provision, and/or to delete specific words or phrases in order to render this Agreement and its scope valid and enforceable to the fullest extent permitted by law.
     7. EQUITABLE RELIEF. The parties hereto agree that Stockholder’s obligations contained in this Agreement are of a unique character which gives them a special value and that damages in an action at law for Stockholder’s breach of these obligations may not reasonably or adequately compensate the Parent or the Company. The Parent or the Company shall be entitled to injunctive and other equitable relief, without bond, to prevent a breach of said obligations, in addition to any other remedies such parties may have.
     8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between or among the parties with respect to the subject matter of this Agreement.
     9. MODIFICATIONS AND AMENDMENTS. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by all of the parties hereto.
     10. GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of California.
     11. SUBMISSION TO JURISDICTION. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement shall be brought

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and determined in any state or federal court in San Francisco, California, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts with regard to any such action or proceeding arising out of or relating to this Agreement. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in San Francisco, California, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in San Francisco, California. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the courts in San Francisco, California as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
     12. WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     13. TITLES AND HEADINGS. Titles and headings of sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.
     14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of, and may be enforced by, each of the parties to this Agreement and its successors and assigns. Notwithstanding the foregoing, Stockholder may not assign his obligations under this Agreement, except that in the event of the Stockholder’s death, this Agreement shall be assignable to his estate or other successor, and the payments provided for in Section 2 shall still be made to such estate or other successor, as applicable.
     15. ATTORNEYS’ FEES. Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including actual attorneys’ fees, incurred by the prevailing party in connection with such action or proceeding.
     16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

I-FLOW CORPORATION
By:	/s/ Donald M. Earhart
	Name:	Donald M. Earhart
	Title:	Chairman, Chief Executive Officer and President

ACRYMED INCORPORATED
By:	/s/ James J. Dal Porto
	Name:	James J. Dal Porto
	Title:	Secretary

STOCKHOLDER:
By:	/s/ Jack D. McMaken
	Name:	Jack D. McMaken

Signature Page to
McMaken Noncompetition Agreement

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EXHIBIT A
NONCOMPETITION
ESCROW AGREEMENT

ESCROW AGREEMENT
     THIS ESCROW AGREEMENT, dated as of ___, 2008 (this “Agreement”), is among I-Flow Corporation, a Delaware corporation (the “Acquiror”), ______, an individual (the “Stockholder”), and [______], a [______] (the “Escrow Agent”).
RECITALS
     A. The Acquiror and the Stockholder are, among others, parties to an Agreement and Plan of Merger dated as of February 2, 2008 (the “Merger Agreement”).
     B. In connection with the Merger Agreement, the Acquiror, AcryMed Incorporated, a wholly owned subsidiary of the Acquiror, and the Stockholder have entered into that certain Noncompetition Agreement dated as of [___], 2008 (the “Noncompetition Agreement”).
     C. Pursuant to the Noncompetition Agreement and in consideration of compliance with the covenants set forth therein, the Acquiror has agreed to pay into the escrow created hereby the sum of One Million Dollars ($1,000,000) (the “Escrow Amount”), to be disbursed as provided in this Agreement. Capitalized terms used herein but not otherwise defined have the meanings ascribed to such terms in the Noncompetition Agreement.
     D. The Acquiror and the Stockholder desire the Escrow Agent to act as escrow agent with respect to the Escrow Fund and income earned thereon as provided herein, and the Escrow Agent has agreed so to act.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Appointment. The Escrow Agent is hereby appointed as escrow agent to hold and distribute the Escrow Fund in accordance with the terms hereof, and the Escrow Agent hereby accepts such appointment and agrees to act in such capacity in accordance with the terms hereof.
     2. Creation of Escrow Account. Pursuant to the provisions of the Noncompetition Agreement, on the Closing Date, the Acquiror will deposit with the Escrow Agent, and the Escrow Agent hereby agrees to accept in its capacity as such, the Escrow Amount, to be held in a separate account established by the Escrow Agent. As used herein, the “Escrow Fund” means the Escrow Amount, together with all net income or net gain or loss resulting from investment of such amount that has not previously been disbursed, as such amount may be decreased as provided herein.
     3. Disbursements to Stockholder from Escrow Fund. Subject to Section 4 hereof, the Escrow Agent shall pay to the Stockholder from the Escrow Fund the following amounts on the designated dates: (i) Five Hundred Thousand Dollars ($500,000) plus all interest then accrued in the Escrow Fund (less any loss with respect thereto and amounts debited by the

Escrow Agent pursuant to Section 10 hereof) on the second anniversary of the Closing Date, (ii) Two Hundred Fifty Thousand Dollars ($250,000) plus all interest then accrued in the Escrow Fund (less any loss with respect thereto and amounts debited by the Escrow Agent pursuant to Section 10 hereof) on the third anniversary of the Closing Date and (iii) the entire balance then remaining in the Escrow Fund (less amounts debited by the Escrow Agent pursuant to Section 10 hereof) (i.e., Two Hundred Fifty Thousand Dollars ($250,000) plus all interest then accrued in the Escrow Fund (less any loss with respect thereto and amounts debited by the Escrow Agent pursuant to Section 10 hereof)) on the fourth anniversary of the Closing Date.
     4. Breach of Noncompetition Agreement or Core Representations.
          (a) If the Acquiror determines in good faith that the Stockholder has breached the Noncompetition Agreement or that any of the Core Representations (as defined in the Merger Agreement) have been breached, the Acquiror may deliver to the Escrow Agent and the Stockholder a written notice of such breach (a “Breach Notice”), which notice shall identify in reasonable detail the facts and circumstances with respect to the subject matter of such Breach Notice. After receipt of a Breach Notice, the Escrow Agent shall not make any disbursements pursuant to Section 3 and all subsequent disbursements shall be made pursuant to this Section 4.
          (b) If within 10 calendar days after the Acquiror’s delivery of a Breach Notice pursuant to Section 4(a) hereof, the Stockholder does not notify the Escrow Agent in writing (with a concurrent copy to the Acquiror) that the Stockholder objects in good faith to the Breach Notice (an “Objection”), which objection shall identify in reasonable detail the reasons for, and include any relevant documentation in support of, the objection, the Escrow Agent shall promptly disburse from the Escrow Fund to the Acquiror the then-outstanding amount of the Escrow Fund. The failure of the Stockholder to provide an Objection as set forth in this Section 4(b) shall be deemed an irrevocable waiver of any rights to the amount of the Escrow Fund and any consideration otherwise payable pursuant to the Noncompetition Agreement. With respect to any Breach Notice solely for a breach of the Core Representations (i.e., not involving a breach of the Noncompetition Agreement), to the extent Losses related to such breach are less than the amount of the Escrow Fund distributed to the Acquiror (such difference, the “Remaining Amount”), the Acquiror shall hold and pay portions of the Remaining Amount to the Stockholder on the remaining payment dates set forth in the Noncompetition Agreement (on a pro rata basis, in the same relative proportions as provided in the payment schedule set forth in the Noncompetition Agreement); provided that the Remaining Amount shall be subject to further elimination or reduction for any subsequent breaches of the Noncompetition Agreement or Core Representations, respectively.
          (c) If within 10 calendar days after the Acquiror’s delivery of a Breach Notice pursuant to Section 4(a) hereof, the Stockholder delivers to the Escrow Agent an Objection, the Escrow Agent shall not disburse any amounts from the Escrow Fund, pending either (i) joint written instructions from the Acquiror and the Stockholder specifying the agreement of the parties as to the action to be taken with respect to such Breach Notice (“Payment Instructions”) or (ii) receipt by the Escrow Agent of a notice from the Acquiror or the Stockholder stating that such dispute has been submitted to a court of competent jurisdiction or to binding arbitration for judgment, and that a final judgment or arbitral decision with respect to such matter has been rendered, which notice shall be accompanied by a copy of a final, non-appealable order of the court or binding arbitral award pursuant to which such court or arbitral body has determined whether and to what extent the Stockholder is entitled to any amount of the Escrow Fund, and a statement by the submitting party that such decision is final and non-appealable (such notice, decision and statement collectively, a “Determination Order”). A copy of such Determination Order shall also be sent by the Acquiror or the Stockholder, as the case may be, to the other party concurrently with the delivery thereof to the Escrow Agent. Promptly following receipt of Payment Instructions or a Determination Order, the Escrow Agent shall act in accordance with Section 4(d) hereof.
          (d) If the Escrow Agent has received Payment Instructions or a Determination Order, and if such Payment Instructions or Determination Order indicates that the Stockholder is entitled to any amount of the Escrow Fund, then the Escrow Agent shall promptly disburse from the Escrow Fund to the Stockholder the amount due to the Stockholder on the date or dates indicated in such Payment Instructions or Determination Order. If such Payment Instructions or Determination Order indicates that the Stockholder is not entitled to all or any portion of the amount of the Escrow Fund, then the Escrow Agent shall promptly disburse from the Escrow Fund to the Acquiror the amount due to the Acquiror as indicated in such Payment Instructions or Determination Order.
     5. Termination. This Escrow Agreement shall terminate on the date on which the entire Escrow Fund shall have been disbursed in accordance with Sections 3 and 4 hereof.
     6. Investments. The Escrow Agent shall invest and reinvest any cash in the Escrow Fund in any one of the following investments: (a) direct obligations of or obligations guaranteed by the United States of America with a maturity date of less than one (1) year; (b) certificates of deposit with a maturity date of less than one (1) year issued by commercial banks of the United States having assets in excess of $500,000,000; or (c) such other investments as may be mutually agreed upon by the Acquiror and the Stockholder (“Permitted Investments”). The Escrow Agent acknowledges that it has no interest in any cash or investments held in the Escrow Fund, and further acknowledges that the Escrow Fund is to be held for the benefit of the Acquiror and the Stockholder. The Escrow Agent shall have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestments made in accordance with any provision hereby. Income earned by the Escrow Fund shall accrue and become part of the Escrow Fund to be paid out as provided herein. In connection with making any payment pursuant to this Agreement, the Escrow Agent shall have the absolute right to sell or divest any Permitted Investments.
     7. Income and Taxes.
          (a) All net income or net gain from investments of the Escrow Fund (other than income in respect of any payment out of the Escrow Fund to the Acquiror, which shall be paid to the Acquiror) will, for income tax purposes, be for the account of the Stockholder. All such income shall be paid at such times as specified in Section 3 or 4 with respect to payment of amounts in the Escrow Fund, in the same proportion as the aggregate amount of payments from such Escrow Fund to the Stockholder or the Acquiror, as the case may be, bears to the total amount initially deposited in such Escrow Fund by the Acquiror. The Escrow Agent shall provide to the Stockholder and the Acquiror its standard monthly statement concerning the

Escrow Fund, which shall include information with respect to any earnings, disbursements and losses during the period covered by the statement. The Escrow Agent shall also provide such additional information to the Stockholder and/or the Acquiror as reasonably requested by such parties from time to time.
          (b) The Stockholder shall provide to the Escrow Agent, upon execution of this Agreement, his taxpayer identification number documented by the appropriate Form W-9, or the appropriate Form W-8 for non-resident alien certification. In addition, the Stockholder shall provide the Escrow Agent with any other information reasonably requested by the Escrow Agent in connection with any required reporting to any taxing authority. The parties acknowledge that the failure to so provide such forms or information may prevent or delay disbursements from the Escrow Fund and may also result in the assessment of a penalty and the Escrow Agent’s being required to withhold tax on any interest or other income earned on the Escrow Fund. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.
     8. Duties of the Escrow Agent.
          (a) The duties of the Escrow Agent hereunder are only such as are specifically set forth in this Agreement, such duties being purely ministerial in nature, and no other duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be responsible for any other agreement referred to herein, or for determining or compelling compliance therewith, and shall not otherwise by bound thereby.
          (b) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to the Escrow Agent hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity thereof. The Escrow Agent may act in reliance upon any instrument or signature believed in good faith by the Escrow Agent to be genuine and may assume in good faith that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.
          (c) The Escrow Agent may act pursuant to the advice of counsel of its own choice with respect to any matter relating to this Agreement and shall not be liable and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with such written advice.
          (d) In the event of any disagreement between the Acquiror and the Stockholder resulting in adverse claims or demands being made in connection with the Escrow Fund, or in the event that the Escrow Agent in good faith is in doubt as to what action the Escrow Agent should take hereunder, the Escrow Agent shall retain the Escrow Fund until the Escrow Agent shall have received Payment Instructions or a Determination Order, as applicable, directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance therewith. The Escrow Agent shall have the option, after 30 calendar days’ written notice to the other parties of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights between themselves.
     9. Resignation and Removal of the Escrow Agent. The Escrow Agent, and any successor Escrow Agent, may resign at any time as Escrow Agent hereunder by giving at least 60 calendar days’ prior written notice to the Acquiror and the Stockholder. Upon such resignation and the appointment of a successor Escrow Agent, the obligations and duties of the resigning Escrow Agent shall terminate. Upon their receipt of notice of resignation from the Escrow Agent, the Acquiror and the Stockholder shall use reasonable efforts jointly to designate a successor Escrow Agent. In the event the Acquiror and the Stockholder do not agree upon a successor Escrow Agent within 60 calendar days after the receipt of such notice, the Escrow Agent so resigning may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief and any such resulting appointment shall be binding upon the parties hereto. The Escrow Agent may be removed, with or without cause, by 10 calendar days’ written notice to the Escrow Agent from the Acquiror and the Stockholder. The Escrow Agent or successor Escrow Agent shall continue to act as Escrow Agent until a successor is appointed and qualified to act as Escrow Agent in accordance with this Section.
     10. Compensation. The Escrow Agent shall receive as compensation for the performance of its duties as such hereunder the fees set forth on Schedule A, to be paid one-half by the Acquiror and one-half by the Stockholder; provided, that amounts owed by the Stockholder shall be debited from the Escrow Fund.
     11. Indemnification. The Acquiror and the Stockholder, jointly and severally, agree to indemnify and hold harmless the Escrow Agent from and against all losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Escrow Agent may incur after the date hereof by reason of its acting as escrow agent under this Agreement, except to the extent such loss, liability, damage or expense arises from the gross negligence or willful misconduct of the Escrow Agent as adjudicated by a court of competent jurisdiction.
     12. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.
     13. Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder or under the Noncompetition Agreement. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a party or duly authorized officer on behalf of such party.
     14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile,

upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(a)	if to the Acquiror, to:

I-Flow Corporation
20202 Windrow Drive
Lake Forest, CA 92630
Attention: Chief Executive Officer
Facsimile: (949) 206-2603

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
3161 Michelson Drive
Irvine, California 92612
Attention: Mark W. Shurtleff, Esq.
Facsimile: (949) 451-4220

(b)	if to the Stockholder, to:

c/o AcryMed Incorporated
9560 SW Nimbus Avenue
Beaverton, Oregon 97008
Facsimile: (503) 639-0846

with a copy (which shall not constitute notice) to:

Bullivant Houser Bailey PC
888 S.W. Fifth Avenue, Suite 300
Portland, Oregon 97204
Attention: Stephen F. Cook, Esq.
Facsimile: (503) 295-0915

(c)	if to the Escrow Agent, to: [______]

Attention: Facsimile: with a copy (which shall not constitute notice) to: Attention: Facsimile:
     15. Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of California.
     16. WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     17. Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in any state or federal court in San Francisco, California, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in San Francisco, California, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in San Francisco, California. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in San Francisco, California as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
     18. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Acquiror may assign this Agreement to any Affiliate of the Acquiror without the prior consent of the other parties; provided further, that no assignment shall limit the assignor’s obligations hereunder; provided, further, that, in the event of the Stockholder’s death, this Agreement shall be assignable to his estate or other successor, and payments pursuant to Section 3 shall be made to such estate or other successor, as applicable. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
     19. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
     20. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
     21. Facsimile Signature. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.
     22. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

I-FLOW CORPORATION
By:
	Name:	James J. Dal Porto
	Title:	Executive Vice President & Chief Operating Officer

STOCKHOLDER

     The undersigned hereby accepts the terms and provisions of the foregoing Escrow Agreement and agrees to accept, hold, deal with and dispose of any property comprising the Escrow Fund in accordance with the foregoing Escrow Agreement.

[______]
By:
Name:
Title:

Signature Page to
Noncompetition Escrow Agreement